UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

P.A. (Paul) Smith, currently senior vice-president, finance and administration, and treasurer of Imperial Oil Limited, has announced his intention to retire as director and senior vice-president, finance and administration, and treasurer of Imperial Oil Limited effective April 30, 2010. The Board of Directors of Imperial Oil Limited has appointed P.J. (Paul) Masschelin, 55, currently controller of ExxonMobil Refining and Supply Company and ExxonMobil Research and Engineering Company, to succeed Mr. Smith as senior vice-president, finance and administration, and treasurer effective May 1, 2010. Both ExxonMobil Refining and Supply Company and ExxonMobil Research and Engineering Company are wholly-owned subsidiaries of Exxon Mobil Corporation, which owns 69.6% of the issued and outstanding shares of Imperial Oil Limited.

More information about Mr. Masschelin is included in the news release furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

99.1

News release of Imperial Oil Limited announcing that P.A. (Paul) Smith, currently senior vice-president, finance and administration, and treasurer of Imperial Oil Limited, has announced his intention to retire as director and senior vice-president, finance and administration, and treasurer of Imperial Oil Limited effective April 30, 2010, and that the Board of Directors of Imperial Oil Limited has appointed P.J. (Paul) Masschelin, currently controller of ExxonMobil Refining and Supply and ExxonMobil Research and Engineering, to succeed Mr. Smith as senior vice-president, finance and administration, and treasurer effective May 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: February 24, 2010	By:	/s/ Brian Livingston
	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and Corporate Secretary

By:	/s/ Brent Latimer
Name:	Brent Latimer
Title:	Assistant Secretary